Exhibit 10.2

2007

UNIT OPTION PLAN

OF

ENVISION SOLAR, LLC

A California limited liability company

TABLE OF CONTENTS

ARTICLE 1	Purpose; Definition of Company and Other Terms	1
1.1	Purpose	1
1.2	Definition of Company; Subsidiary	1
1.3	Terminology	1

ARTICLE 2	Units Awards Under the Plan	2
2.1	Type of Awards	2
2.2	Unexercised Units	2

ARTICLE 3	Eligibility	2

ARTICLE 4	Administration	3
4.1	The Board of Managers	3
4.2	Authority of the Board	3
4.3	Effectuation of Plan by Company	3

ARTICLE 5	Grant of Options	4
5.1	Option Agreements	4
5.2	Option Date	4
5.3	Acknowledgments and Warranties in Option Agreements	4

ARTICLE 6	Terms and Conditions for Options	4
6.1	Employment by the Company	4
6.2	Option Price	5
6.3	Price Determination	5
6.4	Exercise of Option; Payment for Units	5
6.5	Term of Options; Option Period	5
6.6	Option Exercise Period	5
6.7	Non-Transferability of Options	5
6.8	Limitations on Exercise; Termination of Employment	6
6.9	Accumulation Rights	6
6.10	Minimum Unit Purchase	6
6.11	Employee Holding Period	6
6.12	Retirement of Employee	6
6.13	Death of Optionee	6
6.14	Disability of Employee	7
6.15	Options of Employee not Exercisable at Termination	7
6.16	Failure of Retired, Deceased or Disabled Optionee to Exercise Option	7
6.17	Repurchase Agreements	7
6.18	Withholding Taxes	7

TABLE OF CONTENTS
(continued)

ARTICLE 7	Time Limit on Granting of Options	7

ARTICLE 8	Adjustments by Reason of Recapitalization, Stock Split-Ups, Etc8	8
8.1	Effect of Options on Company’s Rights	8
8.2	Recapitalization	8
8.3	Reorganization	8
8.4	Price Adjustment	9

ARTICLE 9	Transfer of Control	9
9.1	Definitions	9
9.2	Effect of Transfer of Control on Options	10

ARTICLE 10	Right to Amend, Suspend or Terminate the Plan	10

ARTICLE 11	No Obligation to Exercise Option	10

ARTICLE 12	Modification, Extension and Renewal and Cancellation of Options	10

ARTICLE 13	Compliance With Laws	10
13.1	Securities Laws	10
13.2	Liability of Company; Compliance With Law	11

ARTICLE 14	Provisions in Option Agreements	11

ARTICLE 15	Indemnification of the Board	11

ARTICLE 16	General Provisions	12
16.1	Governing Law	12
16.2	Effective Date of the Plan	12

2007
UNIT OPTION PLAN
OF
ENVISION SOLAR LLC

ARTICLE 1

PURPOSE; DEFINITION OF COMPANY AND OTHER TERMS

1.1 Purpose.  The purpose of this Unit Option Plan (“Plan”) is to aid in maintaining and developing management and employees for Envision Solar, LLC, a California limited liability company (the “Company”), intended to advance the long range interests and performance of the Company.  The Plan will afford present and future executives, other employees, and independent contractors an opportunity to secure a unit ownership in the Company through the grant of unit options (as defined herein) which are referred to herein as “Options”.  Executives, employees and independent contractors will thus be encouraged to acquire a permanent stake in the prosperity of the Company.  The Plan will also permit the Company to compete with other organizations offering similar plans in obtaining and retaining the services of executives and other key personnel whom the Company desires to employ.  Since a Plan participant may be required to remain in the services of the Company in order to obtain its full benefits, the Plan is also an inducement to participants to remain with the Company.

1.2 Definition of Company; Subsidiary.  The word “Company,” when used in the Plan with reference to employment or where otherwise applicable, shall include a “parent corporation” and/or a “subsidiary corporation” of the Company as those terms are respectively defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.3 Terminology.  If the context so requires, all personal pronouns used in this Plan, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa.  Titles of sections and subsections are for convenience only, and shall neither limit nor amplify the provisions of the Plan itself, and all references herein to sections or subsections shall refer to the corresponding section or subsection of this Plan, unless specific reference is made to such sections or subsections of another document or instrument. All capitalized terms not otherwise defined herein shall have the meaning given to them in the Operating Agreement of the Company effective as of August 15, 2006 (“Operating Agreement”).

ARTICLE 2

UNITS  AWARDS UNDER THE PLAN

2.1 Type of Awards.  The units to be sold pursuant to the exercise of Options granted under this Plan shall be the membership units of the Company (“Units”).  The total number of Units which may be purchased pursuant to the exercise of Options granted under this Plan shall not, except as provided in Article 8 or upon approval of the members, exceed 100,000 Units.  No reduction in the number of outstanding Units shall affect the validity or enforceability of options granted prior to the reduction.

2.2 Unexercised Units.  In the event that an Option granted under the Plan expires, is canceled, or is terminated unexercised as to any Units subject thereto, such Units subject to the unexercised portion of such Option may again be subject to an Option granted under this Plan.

ARTICLE 3

ELIGIBILITY

Options will be granted from time to time under the Plan only to:

3.1   Employees of the Company (including managers and assistant managers), all of whom are referred to herein as “Employees”;

3.2   Members of the Board of Managers of the Company (“Managers”), whether or not employees of the Company; and

3.3   Certain persons or organizations who are independent contractors, who have substantial business contacts with the Company which would give rise to familiarity with the business and financial aspects of the Company, and who render to the Company services of special importance to the Company in the management, operation or development of its business.

Any grantee may hold more than one Option, but only on the terms and subject to the restrictions contained herein.  Such Employees, Managers and independent contractors (collectively referred to herein as “Participants” or “Optionees”) will be selected from time to time during the period when the Plan is in operation by the Board of Managers (the “Board”) which will also determine the number of Units which each Participant shall be entitled to purchase under his Option.

113969.000000/720966.01

ARTICLE 4

ADMINISTRATION

4.1 The Board of Managers.  The Plan shall be administered by the Board elected by the members of the Company as described in the Company Operating Agreement; provided, however, that no Manager of the Board shall vote upon or approve the granting of any Option to such Manager.

4.2 Authority of the Board.  Subject to the express provisions of the Plan, the Board shall have the sole authority, in its absolute discretion, to:

4.2.1   Determine and designate from time to time which Employees, Managers, and independent contractors to whom Options to purchase Units shall be granted;

4.2.2   Determine the number of Units to be subject to Options (sometimes “Option Units”) granted hereunder (subject, however, to the limitations specified in Section 2.1 and Article 8), and the time or times when such Options shall be granted;

4.2.3   Determine the option or exercise price of the Option Units (subject, however, to the limitations specified in Section 6.2);

4.2.4   Determine the time or times when each Option becomes exercisable, and the duration of the exercise period (subject to Sections 6.5 and 6.6);

4.2.5   Prescribe, amend and rescind the form or forms of the Option Agreements (as defined in Section 5.1) under the Plan (which shall be consistent with the Plan but need not be identical);

4.2.6   Adopt, amend, and rescind such rules and regulations as in its opinion may be advisable in the administration of the Plan (subject, however, to the limitations specified in Article 10);

4.2.7   Construe and interpret the Plan, the rules and regulations and the Option Agreements under the Plan, and make all other determinations deemed necessary or advisable for the administration of the Plan; and

4.2.8   Place such restrictions on sale or other disposition of the Units purchased upon exercise of an Option as may be determined by the Board.

All decisions, determinations, and interpretations by the Board of the terms of the Plan, and the agreements and other instruments created pursuant to the Plan, made in good faith shall be final, binding, and conclusive on all Optionees for all purposes.

4.3 Effectuation of Plan by Company.  The Company shall effect the grant of Options under the Plan to Employees, Managers, and independent contractors of the Company in accordance with the determinations made by the Board, by the execution of agreements with Optionees, and any other necessary instruments in writing, in form approved by the Board and conforming to the provisions of the Plan.  The Board shall, from time to time, authorize and direct the issuance and sale of Units of the Company pursuant to such Options as and when the same may be exercised, in whole or in part, in accordance with their respective terms.

ARTICLE 5

GRANT OF OPTIONS

5.1 Option Agreements.  Upon the Board’s determination to grant an Option to an Optionee, the Board shall promptly advise the Optionee of its action, the number of Units subject to the Option so granted and the price to be paid for the Units upon exercise of the Option.  Within a reasonable period of time from the date of the grant of such Option the Optionee shall enter into an agreement for the grant of such Option in such form as the Board determines which complies with the terms and conditions of this Plan (“Option Agreement”).  In the event action taken by the Board is by written consent of its Managers, the action or approval of the Board shall be deemed to be taken at the time the last executing Manager signs the consent unless such action specifies a later time.

5.2 Option Date.  Unless otherwise specified in an Option Agreement, the date of grant or “Option Date” of any Option shall be deemed to be the date on which the grant of such Option shall be approved by the Board or such other date as the Board shall, at the time of such approval, fix as the date of grant thereof.

5.3 Acknowledgments and Warranties in Option Agreements.  As a condition to the exercise of the Option, the Optionee may be required in said Option Agreement to acknowledge and agree that:

5.3.1   The Optionee will, from time to time, notify the Company in writing of each disposition (including a sale, exchange, gift, or a transfer of legal title) of Units acquired pursuant to the exercise of an Option made by such Optionee.  Such notification shall be in writing and shall be made within fifteen (15) days after each such disposition is made.

5.3.2   The Optionee and his transferees have no rights as a Unit holder with respect to any Units covered by the Plan until the date of the issuance of a Unit certificate to him for such Units.  No adjustment shall be made for distributions (whether in cash, securities or other property) or other rights for which the record date is prior to the date such Unit certificate is issued, except as provided in Article 8.

ARTICLE 6

TERMS AND CONDITIONS FOR OPTIONS

6.1 Employment by the Company.  Nothing contained in the Plan or in any Option granted pursuant to the Plan shall confer upon any Optionee any right to continue in the employment of the Company, or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

6.2 Option Price.  Each Option granted pursuant to the Plan shall have a stated exercise or Option price for each Unit subject to the Option, which price shall be not less than the fair market value per Unit on the Option Date, as determined by the Board in good faith.

6.3 Price Determination.  In making its Option price determination, the Board may use any reasonable valuation method, taking into consideration prices at which Units of the Company have been recently sold and purchased, and other relevant factors as determined by the Board.

6.4 Exercise of Option; Payment for Units. Units may be purchased pursuant to an Option granted under the Plan only upon receipt by the Company of notice in writing from the Optionee of his intention to purchase and upon such other terms as may be required by his Option Agreement.  Upon the date(s) specified for the completion of the purchase of his Units, Optionee, shall pay the Company in United States Dollars the full purchase price of the Units purchased; provided however, that, at the discretion of the Board, the Optionee may allow (i) a delay in payment up to thirty days from the date the Option, or portion thereof, is exercised; (ii) payment, in whole or in part, through the surrender of Option Units then issuable upon exercise of the Option; (iii) payment, in whole or in part, by the delivery by Optionee to the Company of a promissory note in the form approved by the Company; (iv) payment, in whole or in part, through delivery of property of any kind which constitutes good and valuable consideration; or any method of “cashless exercise” permitted by the Board and approved by Company’s counsel.

6.5 Term of Options; Option Period.  Each Option granted pursuant to this Plan shall have a term of not more than ten (10) years from the Option Date (the “Option Period”).

6.6 Option Exercise Period.  Each Optionee to whom an Option has been granted shall have the right to purchase Units, at any time, or from time to time, during the Option Period in accordance with the vesting schedule and other terms of his Option Agreement.  Each Option Agreement which includes a vesting schedule shall set out the maximum percentage or number of Units which such Optionee may purchase in any installment period.

6.6.1   An Employee Optionee shall be credited with a full year of continuous employment by the Company during the Option Period only on an anniversary date of his Option Date, and only if on such anniversary date he is and has been continuously employed by the Company since the Option Date.

6.6.2   Absence of an Employee Optionee on duly granted leave or due to sickness for a period of not more than ninety (90) days shall not be deemed to be an interruption of the continuity of his employment for purposes of this Plan.

6.7 Non-Transferability of Options.  No Option shall be transferable by the Optionee other than by will or, if he dies intestate, by the laws of descent and distribution of the state of his domicile at the time of his death.  All Options shall be exercisable during an Optionee’s lifetime only by such Optionee.

6.8 Limitations on Exercise; Termination of Employment.  Subject to the provisions of this Plan, the exercise of Options may be limited in whole or in part for any period or periods of time as specified in each Option Agreement, and any Option may be exercised to the extent it is exercisable in whole at any time, or in part from time to time, during the Option Period (as defined in Section 6.5); provided, however, that:

6.8.1 If the Board determines that the Optionee has committed an act materially adverse to the interests of the Company, all of the Optionee’s rights to purchase Units not yet purchasable pursuant to his Option (i.e. non-vested options) shall cease and terminate as of the date of such act; and

6.8.2 Except as provided in Sections 6.12, 6.13 and 6.14 below, no Option granted to an Employee may be exercised more than ninety (90) days after such Optionee’s employment or service with the Company has been terminated for any reason, and within such ninety (90) day period said Optionee may exercise his Option only to the extent the same was exercisable on his date of termination.  If during said ninety (90) day period the Optionee shall die, his executors, administrators, legatees or distributees, shall have an additional period ending six (6) months from the date of death within which to exercise the Option.  The Board shall determine what constitutes termination of employment, including whether an authorized leave of absence, or absence for military or governmental service constitutes termination of employment for purposes of the Plan, which determination shall be final and conclusive.

6.9 Accumulation Rights.  Unless otherwise provided in an Option Agreement, to the extent Option Units are not exercised in any installment period, such Option Units shall accumulate and be exercisable in whole or in part in any subsequent installment period.

6.10 Minimum Unit Purchase.  Each Option Agreement shall provide that not less than a certain number of Units (e.g., 100 Units) may be purchased at any one time, unless the Units purchased are the total number purchasable at the time.

6.11 Employee Holding Period.  Except to the extent specifically waived by the Company in the Option Agreement reflecting an Option granted under this Plan, each Employee to whom an Option is granted under the Plan shall, as consideration therefor and as a condition of its grant, remain in the continuous employ of the Company for at least one year from the date of grant before he may exercise any part of the Option.

6.12 Retirement of Employee.  In the event of an Employee’s retirement, such Employee’s Option (if granted to him as an Employee) may be exercised by him at any time within the period ending with the earlier of the expiration date of his Option or ninety (90) days after the date of his retirement, to the extent it was exercisable on the date of his retirement.

6.13 Death of Optionee.  Upon the termination of employment by the death of an Optionee, the executor or administrator of his estate, or the person to whom his Option shall have been transferred pursuant to his will or the laws of descent and distribution may, within the period ending with the earlier of the expiration date of his Option or one (1) year from the date of the Optionee’s death, exercise the Employee’s Option to the extent it was exercisable on his date of death.

6.14 Disability of Employee.  In the event of the termination of his employment by the Company due to the Disability (within the meaning of Section 22(e)(3) of the Code) of an Optionee who was granted his Option as an Employee, the disabled Optionee (or a legal representative who is a mere custodian of the Optionee’s property, stands in a fiduciary relationship to such Optionee, and is subject to court supervision) may, within the earlier of the period ending with the expiration date of his Option or one (1) year after the termination of the Optionee’s employment with the Company, exercise said Option to the extent it was exercisable on the date of said termination of employment.

6.15 Options of Employee not Exercisable at Termination.  Notwithstanding anything herein to the contrary, no Option granted to an Employee which is not exercisable at the termination of such Participant’s employment with the Company shall thereafter become exercisable, regardless of the reason for such termination.

6.16 Failure of Retired, Deceased or Disabled Optionee to Exercise Option.  To the extent that any Option of a retired, deceased, or disabled Optionee, who was granted his Option as an Employee, is not exercised within the limited periods specified in Sections 6.12, 6.13 and 6.15, all further rights to purchase Units pursuant to such Option shall cease and terminate as of the expiration of such period.

6.17 Repurchase Agreements.  As a condition precedent to the Optionee’s right to receive any Option granted pursuant to this Plan, the Board may require the Optionee to execute a document containing right of first refusal and/or repurchase provisions providing the Company the right to repurchase Option Units under certain circumstances. All of the Option Units shall be, and are deemed to be, subject to all the restrictions, terms, covenants, and conditions set forth in any such repurchase agreement.

6.18 Withholding Taxes.  Whenever Units are to be issued under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Units.

ARTICLE 7

TIME LIMIT ON GRANTING OF OPTIONS

No Options may be granted under the Plan subsequent to ten (10) years after the date this Plan became effective (“Expiration Date”).  Any Option outstanding under the Plan at the time of its termination shall remain in effect until it shall have been exercised, or shall have expired or otherwise terminated pursuant to the provisions of this Plan.

ARTICLE 8

ADJUSTMENTS BY REASON OFRECAPITALIZATION, UNIT SPLITS, ETC

8.1 Effect of Options on Company’s Rights.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge, or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.  Except as expressly provided in this Article, an Optionee shall  have no other rights by reason of any subdivision or consolidation of Units or the payment of any distributions or any other increase or decrease in the number of Units or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or equity of another company.  Any issue by the Company of Units or securities convertible into Units shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Units subject to any Option.

8.2 Recapitalization.  In the event there are splits, subdivisions, combinations or reclassifications of the Units of the Company subsequent to the effective date of this Plan, the number of Units reserved for issuance pursuant to the Plan, including the Units issuable upon the exercise of outstanding Options, shall be increased or decreased proportionately, as the case may be, to appropriately reflect such event.

8.3 Reorganization.

8.3.1 In case the Company is merged or consolidated with another corporation and the Company is the surviving entity, each outstanding Option, whether or not then exercisable, shall pertain to and apply to the securities to which a holder of the number the Option Units subject to such Option would have been entitled.

8.3.2 Subject to any required action by the Company’s Unit holders, in the case the Company is merged or consolidated with another corporation and the Company is not the surviving entity, or in case the property or Units of the Company are acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board, or the board of directors or managers of any corporation assuming the obligations of the Company hereunder, shall, in its sole discretion as to each outstanding Option, either:  (a) make appropriate provision for protection of such Option by the substitution on an equitable basis of appropriate equity of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the equity of the Company, provided only that the excess of the aggregate fair market value of the equity subject to such Option immediately after such substitution over the purchase price thereof is substantially the same as, but in no event more than, the excess of the aggregate fair market value of the Option Units subject to such Option immediately before such substitution over the purchase price thereof; (b) upon written notice to the holder of such Option, provide that such Option must be exercised within a specified period not exceeding sixty (60) days of the date of such notice to the extent such Option is exercisable on the last day of such specified period or it will be terminated; or (c) provide that any or all Options which are not yet exercisable shall be exercisable upon such further terms and conditions as may be prescribed and which are not otherwise inconsistent with the Option Agreement and this Plan.  Any portion of such Option which is not exercisable on the last day of any period specified pursuant to clause (b) in the preceding sentence shall terminate, and any portion of such Option which is not exercised on or before said last day shall terminate on said last day.

8.4 Price Adjustment.  If, after the granting of an Option to any Optionee hereunder, a substitution or an adjustment shall be required to be made under this Article 8 in the number or kind of Units or other securities then subject to such Option, the price per Unit payable by the Optionee for Units or securities which he may thereafter be entitled to purchase under such Option shall be concurrently adjusted so that the aggregate purchase price of all Units or securities not theretofore purchased under such Option will be apportioned ratably and equitably to and among the substituted or adjusted number or kind of Units or other securities.

ARTICLE 9

TRANSFER OF CONTROL

9.1 Definitions.                       For the purposes of this Article 9, the following terms shall have the following meanings:

9.1.1 An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:

(i)	The direct or indirect sale or exchange in a single or series of related transactions by the Unit holders of the Company of more than eighty percent (80%) of the Units of the Company;

(ii)	A merger or consolidation in which the Company is a party;

(iii)	The sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(iv)	A liquidation or dissolution of the Company.

9.1.2 A “Transfer of Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the Unit holders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of Units of the Company immediately before the Transaction, direct or indirect beneficial ownership of more than eighty percent (80%) of the total combined voting power of the outstanding Units of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporations(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the Units of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

9.2 Effect of Transfer of Control on Options.  In the event of a Transfer of Control, this Option shall terminate. If this Option would otherwise terminate pursuant to the foregoing sentence, Optionee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise any vested unexercised  portions of this Option.

ARTICLE 10

RIGHT TO AMEND, SUSPEND OR TERMINATE THE PLAN

The Board shall have the right to amend, suspend or terminate the Plan at any time, provided, however, that no such action shall affect or in any way impair the rights of an Optionee under any Option theretofore granted under the Plan without the consent of the Optionee or the transferee of the Option, and provided further that no such action, without approval of the Company’s Unit holders, may: (a) increase the total number of Units which may be sold or transferred pursuant to Options granted under the Plan, except as permitted pursuant to Article 8; (b) change the designation of class of persons eligible to participate in the Plan; (c) decrease the minimum Option price specified in Article 6; (d) extend the maximum term of Options granted hereunder; or (e) extend the term of the Plan.

ARTICLE 11

NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation on the recipient to exercise such Option.
ARTICLE 12

MODIFICATION, EXTENSION ANDRENEWAL AND CANCELLATION OF OPTIONS

Subject to the terms and conditions and within the limitations of the Plan, the Board may (i) modify, extend or renew outstanding Options granted under the Plan, (ii) accept the surrender or cancellation of outstanding Options (to the extent not theretofore exercised), and (iii) authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any such Option theretofore granted under the Plan.

ARTICLE 13

COMPLIANCE WITH LAWS

13.1 Securities Laws.  Each Option under the Plan shall be granted on such terms and conditions, including investment intent, as are deemed advisable by the Board in order to comply with applicable federal, state, and local securities laws, rules, and regulations.  No Options shall be granted, and no Units shall be sold or issued upon the exercise of any Option, unless and until the issuance, as determined by the Board, complies with any then applicable requirements of the Securities and Exchange Commission, the California Commissioner of Corporations, other regulatory agencies having jurisdiction thereof and any securities exchanges upon which securities of the Company may be listed.

13.2 Liability of Company; Compliance With Law.  The Company and the Managers of the Board shall be relieved from any liability for the non-issuance or non-transfer, or any delay of issuance or transfer, of any Units subject to Options under the Plan which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Units upon exercise of the Options under the Plan, if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such Units.  Appropriate legends may be placed on the Unit certificates evidencing Units issued upon exercise of Options to reflect such transfer restrictions.

ARTICLE 14

PROVISIONS IN OPTION AGREEMENTS

The Option Agreements authorized under this Plan shall contain such other provisions, including, without limitation, conditions and restrictions upon the exercise of the Option and/or upon the sale or other disposition of the Units purchased upon the exercise of an Option, as the Board shall deem advisable in its absolute discretion (and which may be more restrictive as to the Optionee than those herein); provided, however, that such provisions shall be consistent with the terms and conditions set forth herein.

ARTICLE 15

INDEMNIFICATION OF THE BOARD

In addition to such other rights of indemnification as they may have as Managers of the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in the connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or agreements made hereunder, and against all amounts paid by them in settlement thereof or in satisfaction of a judgment therefor, provided such settlement is approved by independent legal counsel selected by the Company, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Manager is liable for gross negligence or willful misconduct in the performance of his duties; provided further that within sixty (60) days after institution of any such action, suit, or proceeding such Manager shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 16

GENERAL PROVISIONS

16.1 Governing Law.      This Plan shall be governed by the laws of the State of California.

16.2 Effective Date of the Plan.    The Plan became effective when approved by the Board.

Approved by the Board of Managers on:  July ___, 2007.